UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street Clinton, CT	06413
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 860-669-8636

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 16, 2018, Connecticut Water Service, Inc., a Connecticut corporation (the “Company”), held a special meeting of its shareholders (the “Special Meeting”) to consider and vote on proposals identified in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 2, 2018.

As of September 24, 2018, the record date for the Special Meeting, 11,955,192 shares of the Company’s common stock (the “Common Stock”) were outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to three votes. There were represented in person or by proxy at the Special Meeting 26,654,524 votes of Common Stock, representing 74.32% of the total voting power of shares of Common Stock outstanding and entitled to vote. The final voting results for each proposal are described below.

1. The proposal to approve the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018 (the “Merger Agreement”), among SJW Group, a Delaware corporation (“SJW”), Hydro Sub, Inc., a Connecticut corporation and a direct wholly owned subsidiary of SJW (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of SJW (the “Merger Agreement Proposal”). Approval of the Merger Agreement Proposal required the affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding shares of Common Stock entitled to vote on the proposal. The Merger Agreement Proposal received the affirmative vote of approximately 68.72% of the shares of Common Stock entitled to vote on this proposal and, therefore, was approved.

For	Against	Abstain
24,645,517	1,756,178	252,829

2. The proposal to approve, on a non-binding advisory basis, specific compensatory arrangements between the Company and its named executive officers relating to the Merger (the “Compensation Proposal”). Approval of the Compensation Proposal required that the votes cast favoring the proposal by holders of Common Stock entitled to vote on the proposal exceeded the votes cast opposing the proposal by holders of Common Stock entitled to vote on the proposal. The Compensation Proposal received the affirmative vote of approximately 55.81% of the votes cast by the holders of Common Stock entitled to vote on this proposal and, therefore, was approved.

For	Against	Abstain
14,605,011	11,562,864	486,623

3. The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement (the “Adjournment Proposal”). Approval of the Adjournment Proposal required that the votes cast favoring the proposal by holders of Common Stock entitled to vote on the proposal exceeded the votes cast opposing the proposal by holders of Common Stock entitled to vote on the proposal. The Adjournment Proposal received the affirmative vote of approximately 88.93% of the votes cast by the holders of Common Stock entitled to vote on this proposal and, therefore, was approved.

For	Against	Abstain
23,392,990	2,913,146	348,368

Item 8.01	Other Events.

On November 16, 2018, the Company issued a press release announcing the results of the Special Meeting. A copy of such press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 16, 2018, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. (Registrant)

Date: November 16, 2018	By:	/s/ David C. Benoit
David C. Benoit
President and Chief Executive Officer